Exhibit 99.5

The following communications were made available by Apollo Global Management, Inc. on Twitter on March 8, 2021.

Apollo Global Management, Inc. @ apolloglobal .1h Apollo and Athene to Merge in All-Stock Transaction. Learn more important information: apollo com/stockholders/p and join the conf, call at 8:30am EST: apollo.com/ stockholdets.Apollo and Athene to Merge in All-Stock Transaction APOLLO